                                                                 Exhibit 10.15.2

                              AMENDED AND RESTATED
                                 AMENDMENT NO. 2

          AMENDED AND RESTATED AMENDMENT NO. 2, dated as of December 10, 1999 (this "Amendment"), to the Credit Agreement, dated as of April 30, 1999 (the
       ---------
"Agreement"), among INTERNET CAPITAL GROUP, INC., a Delaware corporation
----------
("ICG"), INTERNET CAPITAL GROUP OPERATIONS, INC., a Delaware corporation ("ICG
  ---                                                                      ---
Operations" and together with ICG, each a "Borrower" and collectively the
----------                                 --------
"Borrowers"), the BANKS (as defined therein) and PNC BANK, NATIONAL ASSOCIATION,
----------
in its capacity as agent for the Banks (the "Agent"), as amended by that certain
                                             -----
Amendment No. 1, dated as of October 27, 1999 ("Amendment No. 1") and that
                                                ---------------
certain Amendment No. 2, dated as of November 22, 1999 ("Amendment No. 2"), each
                                                         ---------------
by and among ICG, ICG Operations, the Banks and the Agent (the Agreement, as amended by Amendment No. 1 and Amendment No. 2, being collectively referred to herein as the "Credit Agreement").
               ----------------

                                    RECITALS


          The Borrowers have advised the Agent and the Banks that they currently propose to (i) engage in a $575,000,000 public offering of ICG's common stock, par value $.001 per share (the "Public Offering"), (ii) a $600,000,000 public
                                ---------------
offering of convertible subordinated debt securities (the "Public Debt
                                                           -----------
Offering", and together with the Public Stock Offering, the "Public Offerings")
                                                             ----------------
and (iii) make certain additional Investments. In connection with the proposed Public Offerings, the issuance of the subordinated debt and the making of certain additional Investments, the Borrowers have requested the Agent and the Banks to agree to amend certain provisions of the Credit Agreement as set forth in this Amendment. The Agent and the Banks parties hereto are willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Agent and the Banks parties hereto hereby agree as follows:

     1.  Defined Terms.  Unless otherwise defined herein, terms defined in the
         -------------
Credit Agreement are used herein as therein.

     2.  Amendments.
         ----------

         (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

         "Additional $50,000,000 Investment Entity" shall mean one of up to
         -----------------------------------------
     four (4) Investment Entities of any Borrower in whom such Borrower has made an Investment permitted in accordance with the provisions of subclause (c) of Section 7.1.15.

          "Additional $50,000,000 Investment Entities" shall mean collectively
           ------------------------------------------
     all Additional $50,000,000 Investment Entities.

          "Additional $75,000,000 Investment Entity" shall mean one, and only
           ----------------------------------------
     one, Investment Entity of any Borrower in whom such Borrower has made an Investment permitted in accordance with the provisions of subclause (d) of
     Section 7.1.15.

          "Amendment No. 2" shall mean Amended and Restated Amendment No. 2,
           ---------------
     dated as of December 10, 1999, to the Credit Agreement.

          "1999 Subordinated Debt" shall mean any unsecured Indebtedness of a
           ----------------------
     Borrower, including any 1999 Subordinated Loans, no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to May 1, 2000, and the payment of the principal of and interest on which and other obligations of any Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of such Borrower to the Agent and the Banks hereunder on terms and conditions substantially as set forth in Exhibit
                                                                     -------
     1.1(D)(2) attached hereto.
     ---------

          "1999 Subordinated Lender" shall mean any Person who makes a loan to
           ------------------------
     any Loan Party to the extent such loan constitutes 1999 Subordinated Debt hereunder, together with such Person's successors and assigns.

          "1999 Subordinated Loans" shall mean up to $600,000,000 of 1999
           -----------------------
     Subordinated Loans, inclusive of the loans evidenced by the 1999 Subordinated Notes, made by the 1999 Subordinated Lender(s) to ICG pursuant to the 1999 Subordinated Loan Documents.

          "1999 Subordinated Loan Documents" shall mean (a) any and all
           --------------------------------
     instruments, certificates or documents delivered or contemplated to be delivered in connection with any 1999 Subordinated Debt and (b) the 1999 Subordinated Notes and all other instruments, certificates or documents delivered or contemplated to be delivered thereunder or in connection therewith, as the same may be supplemented or amended from time to time in accordance herewith.

          "1999 Subordinated Note(s)" shall mean the convertible note(s) of ICG
           -------------------------
     payable to the 1999 Subordinated Lenders, each of which shall be executed and delivered substantially in the form of Exhibit 1.1(C)(2) hereof.
                                                -----------------

          "Public Offerings" shall have the meaning ascribed thereto in the
           ----------------
     recitals to Amendment No. 2.

          "Second Supplemental Closing Date" shall have the meaning ascribed to
           --------------------------------
     such term in Section 3 hereof.

          (b) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of "Borrowing Base" by deleting the last sentence
                            --------------
thereof and replacing it with the following:

                "Notwithstanding anything to the contrary contained herein, when determining the Borrowing Base, (i) no more than $25,000,000 of the Borrowing Base shall be attributed to Pledged Collateral issued by any individual Investment Entity other than eMerge, any Additional $50,000,000 Investment Entity or the Additional $75,000,000 Investment Entity, (ii) no more than $50,000,000 of the Borrowing Base shall be attributed to eMerge Pledged Collateral issued by eMerge; provided, however, that in no event shall any
                             --------  -------
advance be made hereunder based on the value of the eMerge Preferred Stock which exceeds the amount then paid by or on behalf of ICG pursuant to the eMerge Note,
(iii) no more than $50,000,000 of the Borrowing Base shall be attributable to Pledged Collateral issued by any Additional $50,000,000 Investment Entity and
(iv) no more than $75,000,000 of the Borrowing Base shall be attributable to Pledged Collateral issued by the Additional $75,000,000 Investment Entity."

          (c) Section 5.1.2 is hereby amended by deleting such Section in its entirety and substituting in lieu thereof a new Section 5.1.2 to read as follows:

  "5.1.2  Capitalization and Ownership
          ----------------------------

          (i) As of December 10, 1999, the authorized capital stock of ICG consists of (x) Three Hundred and Ten Million (310,000,000) shares of common stock, of which Two Hundred Fifty Three Million Fourteen Thousand and Eighty Six (253,014,086) shares (referred to herein as the "ICG Shares") are issued and outstanding and (y) Ten Million (10,000,000) shares of preferred stock, none of which shares (referred to herein as the "ICG Preferred Shares") are issued and outstanding, all as more particularly described on Schedule 5.1.2. All of the
                                                   --------------
ICG Shares have been validly issued and are fully paid and nonassessable. As of December 10, 1999, there are no options, warrants or other rights outstanding to purchase any such ICG Shares or ICG Preferred Shares except as indicated on
Schedule 5.1.2.
--------------

          (ii) As of December 10, 1999, the authorized capital stock of ICG Operations consists of One Thousand (1,000) shares of common stock, of which One Hundred (100) shares (referred to herein as the "ICG Operations Shares") are issued and outstanding, all as more particularly described on Schedule 5.1.2.
                                                              --------------
All of the ICG Operations Shares have been validly issued are fully paid and nonassessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule
                                                                      --------
5.1.2."
-----

          (d) A new Section 5.1.29 is hereby added to the Credit Agreement as follows:

               "Validity and Binding Effect of the 1999 Subordinated Loan
                ---------------------------------------------------------
Documents.
---------

                The 1999 Subordinated Loan Documents have been, or will be, duly and validly executed and delivered by the parties thereto and constitute, or will constitute, the legal, valid and binding obligations of the parties thereto, enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. All representations and warranties of any Loan Party contained in the 1999 Subordinated Loan Documents will be true and correct in all material respects as of the date made. There exists no default, nor any circumstance which, after notice or lapse of time or both would cause or permit the acceleration of any 1999 Subordinated Debt under any 1999 Subordinated Loan Documents and there exists no lien, set-off, claim or, to the knowledge of any Loan Party after due inquiry, other impairment of the validity or enforceability of such documents. The 1999 Subordinated Loan Documents constitute the entire agreement between each Borrower and the holders of the 1999 Subordinated Debt and there are no other agreements with respect to the 1999 Subordinated Debt."

            (e) Section 7.1.15 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof a new
Section 7.1.15 to read as follows:

     "7.1.15    Investments.
                -----------

            The Borrowers may make Investments in other Persons in addition to Investments existing on the Closing Date and disclosed in Schedules 1.1(A-1), 1.1(A-2) and 1.1(A-3) attached hereto; provided, however, that (a) the Borrowers
                                       --------  -------
may only invest a maximum of $25,000,000 in Cash and Cash Equivalents per calendar year in any Investment Entity other than eMerge, the Additional $50,000,000 Investment Entities and the Additional $75,000,000 Investment Entity, (b) the Borrowers may only invest a maximum of (x) an aggregate of $75,000,000 in Cash and Cash Equivalents in eMerge for calendar years 1999 and 2000, and (y) $25,000,000 in Cash and Cash Equivalents in eMerge in any calendar year subsequent to 2000, (c) the Borrowers may only invest a maximum of $50,000,000 in Cash and Cash Equivalents per calendar year in any Additional $50,000,000 Investment Entity, (d) the Borrowers may only invest a maximum of $75,000,000 in Cash and Cash Equivalents per calendar year in the Additional $75,000,000 Investment Entity and (e) the Borrowers will promptly, and in any event within five (5) Business Days of the making of any such Investment provide to the Agent and the Banks an updated Annex A to the Letter Agreement reflecting any such additional Investment."

              (f) A new Section 7.1.23 and 7.1.24 are hereby added to the Credit Agreement as follows:

     "7.1.23  Updated Capitalization and Ownership.
              ------------------------------------

              Immediately prior to or on the effective date of the proposed Public Offerings, the Borrower shall provide the Agent and the Banks in writing with such revisions to the representation contained in Section 5.1.2 as may be necessary to update or correct such representation to reflect changes to the capitalization and ownership effected by the proposed Public Offerings.

     7.1.24  1999 Subordinated Loan Documents.
             --------------------------------

             The Administrative Borrower shall deliver to the Agent for delivery to the Banks a true and correct copy of the 1999 Subordinated Loan Documents and any amendments, waivers and other documents executed in connection therewith (including all exhibits and schedules to such documents) within sixty (60) calendar days of the execution thereof by the parties thereto."

             (g) Section 7.2.1 of the Credit Agreement is hereby amended by deleting the word "and" at the subclause (iv), adding the word "and" at the end of subclause (v) and adding a new subclause (vi) to read as follows:

             "(vi)   1999 Subordinated Debt in an aggregate principal amount not to exceed $600,000,000 at any time outstanding."

             (h) Section 7.2.5 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof a new
Section 7.2.5 to read as follows:

             "7.2.5  Dividends and Related Distributions.
                     -----------------------------------

                     Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party and (ii) the issuance of up to $1,000,000,000 of ICG's common stock in connection with the proposed Public Offering; provided, however, that notwithstanding anything to the contrary provided in any Loan Document, in no event shall such proposed Public Offering be permitted hereunder if (i) after giving effect to such proposed Public Offering, a Potential Default or Event of Default shall exist hereunder, (ii) such Public Offering shall violate any Law or (iii) such Public Offering of ICG's common stock shall exceed $1,000,000,000."

             (i) Section 7.2.15 of the Credit Agreement is hereby amended by renumbering such Section as Section 7.2.15(A) and adding thereto a new Section 7.2.15(B) to read as follows:

    "7.2.15(B)  Amendment or Waiver of 1999 Subordinated Debt; Payment or
                ---------------------------------------------------------
Prepayment of 1999 Subordinated Debt.
------------------------------------

    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

    (i) without the prior written consent of the Required Banks, agree to any amendment or other change to, or waiver of any of its rights under, the 1999 Subordinated Debt, the 1999 Subordinated Loan Documents or any other evidences of such 1999 Subordinated Debt which shall cause:

          (A) any payment by any of the Loan Parties to become due prior to the date such payment is due consistent with the terms and conditions set forth on Exhibit 1.1(D)(2) hereto;
   -----------------

          (B) any advancement of the maturity date under any 1999 Subordinated Loan Document;

          (C) any increase in the aggregate principal amount outstanding under the 1999 Subordinated Debt to an amount which exceeds $600,000,000; or

          (D) any increase in the interest rate applicable to any 1999 Subordinated Debt; or

    (ii) amend, change, waive or otherwise modify any of the terms and provisions set forth in Exhibit 1.1(D)(2) to the extent any such amendment,
                        -----------------
change or waiver or other modification of any of the terms and provisions set forth in Exhibit 1.1(D)(2) would result in the terms of the 1999 Subordinated
         -----------------
Debt being less favorable to the holders of the Senior Indebtedness; or

    (iii) directly or indirectly, by deposit of monies or otherwise, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any payment on account of any principal of, premium or interest payable in connection with the payment, prepayment, redemption, defeasance or retirement of any 1999 Subordinated Debt."

    (j) Section 7.2.17 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof a new Section
7.2.17 to read as follows:

    "7.2.17  Maximum Leverage Ratio.
             ----------------------

             The Loan Parties shall not at any time permit the ratio of consolidated total liabilities (excluding Subordinated Debt and the 1999 Subordinated Debt) of the Borrowers and their respective Subsidiaries to Consolidated Tangible Net Worth to exceed the ratio as set forth below:


             Period                              Ratio
             ------                              -----

             Closing Date and thereafter         .50 to 1.0"

          (k) A new Section 8.1.13A is hereby added to the Credit Agreement as follows:

          "8.1.13A.  Breach of 1999 Subordination Loan Documents Terms.
                     -------------------------------------------------

          Any agreement to subordinate the right of payment in respect of the 1999 Subordinated Debt to the Indebtedness arising out of or under the Loan Documents, at any time and for any reason, ceases to be in full force and effect or is declared to be null and void; or any holder of such 1999 Subordinated Debt repudiates or disavows such subordination or denies that it has further liability or obligation under such subordination agreement or gives notice to such effect; or any default or event of default shall have occurred and be continuing under the 1999 Subordinated Loan Documents."

     3.  Effectiveness.  The effectiveness of this Amendment, is subject to the
         -------------
satisfaction of the following conditions precedent (the date of such satisfaction being herein referred to as the "Second Supplemental Closing
                                              ---------------------------
Date"):

          (a) Amendment; 1999 Subordinated Notes.  The Agent shall have received
              ----------------------------------
     this Amendment, executed and delivered by a duly authorized officer of each of the Borrowers, with a counterpart for each Bank and a copy of the form of the 1999 Subordinated Note(s), with a copy for each Bank.

          (b) Borrowing Base Certificate.  On or prior to the Second
              --------------------------
     Supplemental Closing Date, the Agent and the Banks shall have received and the Agent and the Banks shall be satisfied (both as to form and substance) with a pro forma Borrowing Base Certificate in the form set forth in
            --- -----
     Exhibit 1.1(B) to the Credit Agreement which shall be prepared as of a date prior to the Second Supplemental Closing Date.

          (c) Proceedings of the Borrower.  The Agent shall have received, with
              ---------------------------
     a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Agent, of each of the Borrowers authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each of the Borrowers as of the Second Supplemental Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (d) Borrower Incumbency Certificate.  The Agent shall have received,
              -------------------------------
     with a counterpart for each Bank, a certificate of each of the Borrowers, dated the Second Supplemental Closing Date, as to the incumbency and signature of the officers of each of the Borrowers executing this Amendment or the other Amendment Documents to which each of the Borrowers is a party, satisfactory in form and substance to the Agent, executed by an Authorized Officer of each of the Borrowers.

          (e) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties made by each of the Borrowers and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Second Supplemental Closing Date as if made on and as of such Second Supplemental Closing

     Date (and after giving effect to the amendments provided for in this Amendment) (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (f) No Default.  No Potential Default or Event of Default shall have
              ----------
     occurred and be continuing on the Second Supplemental Closing Date or after giving effect to the amendments provided for in this Amendment.

          (g) Additional Matters.  All corporate and other proceedings, and all
              ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the 1999 Subordinated Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     4.  Representations and Warranties.  To induce the Agent and the Banks to
         ------------------------------
enter into this Amendment, the Borrowers hereby represent and warrant to the Agent and the Banks that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Potential Default or Event of Default will have occurred and be continuing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     5.  No Other Amendments.  Except as expressly amended hereby, the Credit
         -------------------
Agreement, the Notes and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

     6.  Counterparts.  This Amendment may be executed by one or more of the
         ------------
parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.  Expenses.  The Borrowers agree to pay and reimburse the Agent for all
         --------
of the out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Buchanan Ingersoll Professional Corporation, counsel to the Agent.

     8.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
         --------------
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                              INTERNET CAPITAL GROUP, INC.


                              By:  /s/  John N. Nickolas
                                   ---------------------
                                   Name:   John N. Nickolas
                                   Title:  Managing Director

                              INTERNET CAPITAL GROUP OPERATIONS,
                              INC.


                              By:  /s/  John N. Nickolas
                                   ---------------------
                                   Name:   John N. Nickolas
                                   Title:  Managing Director

                              PNC BANK, NATIONAL ASSOCIATION,
                              individually and as Agent


                              By:  /s/  Wayne D. Lavelle
                                   ---------------------
                                   Name:   Wayne D. Lavelle
                                   Title:  Vice President


                              BANK OF AMERICA, N.A., formerly known as
                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By:  /s/  Jouni Korhonen
                                   ---------------------
                                   Name:   Jouni Korhonen
                                   Title:  Principal

                              COMERICA BANK-CALIFORNIA


                              By:  /s/  Alan Jepsen
                                   ---------------------
                                   Name:   Alan Jepsen
                                   Title:  Vice President & Asst. Group Mgr.



                              IMPERIAL BANK


                              By:  /s/  April L. Young
                                   ---------------------
                                   Name:   April L. Young
                                   Title:  SVP & Mgr., Mid-Atlantic



                              PROGRESS BANK

                              By:  /s/  Liz A. Lambert
                                   ---------------------
                                   Name:   Liz A. Lambert
                                   Title:  Vice President

                                EXHIBIT 1.1(C)(2)
                               TO AMENDMENT NO. 2

                         FORM OF 1999 SUBORDINATED NOTE

       To be provided on or prior to the Second Supplemental Closing Date.

                                EXHIBIT 1.1(D)(2)
                               TO AMENDMENT NO. 2

                                  SUBORDINATION

The notes will be unsecured obligations of Internet Capital Group, Inc. ("ICG")
                                                                          ---
and will be subordinated in right of payment, as provided in the Indenture, to the prior payment in full in cash or other payment satisfactory to holders of Senior Indebtedness, of all ICG's existing and future Senior Indebtedness.

At [                        ], ICG had $[                   ] million of senior
indebtedness outstanding, and our subsidiary had no indebtedness outstanding. The Indenture does not restrict the incurrence by ICG or its subsidiaries of indebtedness or other obligations.

The term "Senior Indebtedness" means:

 .    the principal, premium, if any, interest and all other amounts owed in respect of all of ICG's

     -    indebtedness for money borrowed and

     - indebtedness evidenced by securities, debentures, bonds or other similar instruments

 .    all of ICG's capital lease obligations

 .    all obligations issued or assumed by ICG as the deferred purchase price of property, all of ICG's conditional sale obligations and all of ICG's obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business

 .    all of ICG's obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction

 .    all obligations of the type referred to in each of the above bullet points of other persons for the payment of which ICG is responsible or liable as obligor, guarantor or otherwise and

 .    all obligations of the type referred to in each of the above bullet points of other persons secured by any lien on any of our properties or assets, whether or not such obligation is assumed by ICG except for:

 .    any such indebtedness that is by its terms subordinated to or pari passu with the notes and

 .    any indebtedness between or among ICG or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustees of any trust, partnership or other entity affiliated with ICG that is, directly or indirectly, a financing vehicle used by ICG in connection with the issuance by that financing vehicle of preferred securities or other securities that rank pari passu with, or junior to, the notes

Any Senior Indebtedness will continue to be Senior Indebtedness and will be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any of its terms.

By reason of the application of the subordination provisions, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of ICG's assets:

 .    the holders of the notes are required to pay over their share of that distribution to the trustee in bankruptcy, receiver or other person distributing ICG's assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all holders of Senior Indebtedness in full in cash or other payment satisfactory to the holders of Senior Indebtedness and

 .    unsecured creditors of ours who are not holders of notes or holders of
     Senior Indebtedness of ICG's may recover less, ratably, than holders of Senior Indebtedness of ICG's, and may recover more, ratably, than the holders of notes

In addition, ICG may not pay the principal amount, Redemption Price, Change in Control Purchase Price or interest with respect to any notes, and ICG may not acquire any notes for cash or property, except as provided in the Indenture, if:

(1) any payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period or

(2) any default, other than a payment default with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity of that Senior Indebtedness and that default is either the subject of judicial proceedings or ICG receives a written notice of that default (a "Senior Indebtedness Default Notice").

Notwithstanding the foregoing, payments with respect to the notes may resume and ICG may acquire notes for cash when:

        (a) the default with respect to the Senior Indebtedness is cured or waived or ceases to exist or

        (b) in the case of a default described in (2) above, 179 or more days pass after notice of the default is received by us, provided that the terms of the Indenture otherwise permit the payment or acquisition of the notes at that time.

If ICG receives a Senior Indebtedness Default Notice, then a similar notice received within nine months after receiving that Senior Indebtedness Default Notice relating to the same default on the same issue of Senior Indebtedness will not be effective to prevent the payment or acquisition of the notes as provided above. In addition, no payment may be made on the notes if any notes are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default until the earlier of:

     . 120 days after the date of acceleration of the maturity of that Senior Indebtedness or

     . the payment in full of all Senior Indebtedness but only if payment on the notes is then otherwise permitted under the terms of the Indenture.

Upon any payment or distribution of ICG's assets to creditors upon any dissolution, winding up, liquidation or reorganization of ICG, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of all the Senior Indebtedness will first be entitled to receive payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all amounts due or to become due on that Senior Indebtedness, or payment of those amounts must have been provided for, before the holders of the notes will be entitled to receive any payment or distribution with respect to any notes.

The notes are effectively subordinated to all existing and future liabilities of ICG's subsidiaries. Any right of ICG to receive assets of any of ICG's subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be subject to the claims of that subsidiary's creditors, including trade creditors, except to the extent that ICG itself is recognized as a creditor of that subsidiary, in which case ICG's claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by ICG.

                                 Schedule 5.1.2

                                 CAPITALIZATION

          The following table sets forth our capitalization on an Actual basis as of September 30, 1999.

          The table also sets forth our capitalization on an As Adjusted basis as if the following events occurred on September 30, 1999:

          .    the issuance and sale of 6,000,000 shares of our common stock in this offering;

          .    the issuance and sale of $250,000,000 of our _____% convertible subordinated notes due 2004 in the concurrent offering;

          .    the issuance and sale to AT&T Corp. of 609,533 shares of our common stock for $50 million; and

          . the issuance and sale to Internet Assets, Inc. upon closing of this offering of $20 million of our common stock in a private placement, equaling 248,447 shares based on the split-adjusted closing price of our common stock on December 2, 1999 of $80.50.

          The table below includes deductions for estimated underwriting discounts and commissions, and for estimated offering expenses.

     Common stock data is as of November 30, 1999 and excludes:

          .    the shares of common stock issuable upon conversion of the convertible notes being offering concurrently with this offering;

          .    the exercise of the underwriters' over-allotment options in connection with this offering and the concurrent offering;

          .    options to purchase 5,114,000 shares of common stock under our equity plans at a weighted average exercise price of $21.88 per share;

          .    1,381,032 shares of common stock issuable upon exercise of options reserved for grant;

          .    the warrants outstanding to purchase 2,976,493 shares at a weighted average exercise price of $5.87 per share; and

          .    1,049,425 shares of our common stock issuable upon exercise of an option under an agreement related to the acquisition of a partner company ownership interest.


                                                                    September 30, 1999
                                                                Actual        As Adjusted(1)
Long-term debt                                               $  1,633,360    $    1,633,360
Convertible subordinated notes                                         --       250,000,000
Shareholders' equity:
     Preferred Stock, $.01 par value; 10,000,000 shares
     authorized; none issued and outstanding-actual, and
     as adjusted                                                       --                --
     Common Stock, $.001 par value; 300,000,000 shares
     authorized; 253,014,086 shares issued and
     outstanding-actual; 259,872,066 shares issued and
     outstanding as adjusted                                      253,014           259,872
Additional paid-in capital                                    510,325,881     1,041,407,742
Retained earnings (accumulated deficit)                        (3,165,920)       (3,165,920)
Unamortized deferred compensation                             (14,371,190)      (14,371,190)
Notes receivable - shareholders                               (81,147,592)      (81,147,592)
Accumulated other comprehensive income                          6,622,404         6,622,404
                                                             ------------    --------------
     Total shareholders' equity                               418,516,597       949,605,316
                                                             ------------    --------------
          Total capitalization                               $420,149,957    $1,201,238,676
                                                             ============    ==============


1      Completion of the convertible note offering is not a condition to the completion of this offering. If we do not complete the issuance and sale of $250,000,000 of our convertible notes in the concurrent offering, as adjusted long-term debt would be $1,633,360 and as adjusted total capitalization would be $951,238,676.